EXHIBIT 10.45

AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

This Amendment shall modify that certain Account Purchase Agreement dated November 3, 2005, as amended (the "Agreement"), by and between Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("WFBC"), and Natural Soda, Inc. ("Customer").

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, WFBC and Customer agree to amend the Agreement as follows:

The Account Purchase Agreement date is hereby amended to be December 7, 2005

3.0	Purchase Limits: The maximum outstanding face amount of Accounts purchased by WFBCI hereunder is $1,500,000.

6.06 Minimum and Origination Fee: Customer shall pay a Minimum Fee per quarterly in the amount of $18,000 during the term of this Agreement (and any extension hereof) and Customer shall pay any deficiency between the Minimum Fee and the fees calculated under Section 2.16 hereof on the 15th day of the next calendar month. Customer shall pay an origination fee in the amount of $6,000.00 upon closing of this Agreement, and at the anniversary date upon each renewal, in the amount of $6,000.00. WFBC agrees, however, that if, after the first 6 months hereof, Customer obtains financing from any Wells Fargo & Co. entity, that is utilized for paying off all obligations to WFBC, and ceases selling Accounts hereunder, Minimum Fees for the remainder of the then current term shall be waived from the date of the full pay off to WFBC or the date selling of Accounts ceases, whichever is later.

WELLS FARGO BANK, NATIONAL ASSOCIATION		Natural Soda, Inc.
By:	/s/ Kei Lehigh	By:	/s/ Bill H. Gunn
By	Kei Lehigh	By	Bill H. Gunn
Title:	Vice President	Title:	President
Date:	12/19/05	Date:	12/19/05

GUARANTOR CONSENT AND AGREEMENT

Each undersigned Guarantor consents to the within Amendment to Account Purchase Agreement and agrees that the execution thereof by WFBC and Customer shall not impair or otherwise affect Guarantor's obligations and duties to WFBC with regard to the Agreement, as amended, all of which are hereby reaffirmed. This consent and agreement shall be effective as of the effective date of the Amendment.

/s/ Bill H. Gunn
(Individually as Guarantor Bill Gunn)

Date:	12/19/05